EXHIBIT 99.1

NYSE MKT: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz to Adjust Accounting Treatment of Certain Construction Costs

Casper, Wyoming, February 15, 2013 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) has determined that certain costs incurred in constructing its Nichols Ranch In-Situ Recovery (“ISR”) Uranium Project should have been accounted for as exploration expenses, rather than capitalized as construction in progress.

Uranerz is an exploration stage uranium mining company currently constructing its first mine, its Nichols Ranch ISR Uranium Project, in the Powder River Basin of Wyoming. After receiving the State permit needed to begin construction and operation of the mine, Uranerz began to capitalize various costs associated with mine construction. However, to comply with the U.S. Securities and Exchange Commission’s Industry Guide 7, as an exploration stage company, certain costs should have continued to be expensed as exploration costs, rather than capitalized. All previous exploration activities had been so expensed by the Company.

To make the adjustment, the Company will restate its financial statements for the year ended December 31, 2011 and for the first three fiscal quarters of 2012. These costs will be expensed in the 2012 year end financial statements which will be filed in March of 2013.  Accordingly, investors should rely on the Company’s forthcoming restated financial statements and the forthcoming financial statements for the year ended 2012, rather than the previously filed statements for such periods.

Mr. Benjamin Leboe, B.Com., C.A., the Company’s Senior Vice President, Finance and Chief Financial Officer, advised: “The restatement of our financial statements is to adjust for an accounting reclassification of project costs and will not change the Company’s reported cash in treasury, its cash flow, or its business plan.”

Construction of the Nichols Ranch ISR Uranium Project is continuing.  Production wells at the first wellfield have been substantially completed and the remaining wells are expected to be completed during the first quarter of 2013.  The processing facility is approximately 80% completed with tanks, pumps, ion exchange columns, sand filters and ancillary equipment fully installed.  Installation of the process piping, electrical controls and the control room is ongoing. Drilling pads have been constructed and the Company has commenced the selection process for a drilling contractor to install two deep disposal wells. The Nichols Ranch ISR Uranium Project is expected to be operational later this year.

About Uranerz
Uranerz is a U.S. mining company focused on near-term commercial ISR uranium production. The Nichols Ranch ISR Uranium Project will be the Company’s first mine.  ISR is a mining process that uses a leaching solution to extract uranium from sandstone-hosted uranium deposits; it is the generally accepted extraction technology used in the Powder River Basin area of Wyoming.  Uranerz controls a strategic land position in the central Powder River Basin.  The Company’s management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing, and operating ISR uranium projects.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com.

Forward-looking Statements
This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which include, but are not limited to statements setting out the Company’s expectations as to timing and completion of the restatement of the Company’s financial statements, the extent of such restatement, when the remaining wells at Nichols Ranch will be completed and when the Nichols Ranch ISR Uranium Project will become operational and all statements setting out plans, projections or expectations or which describe future activities and all statements in the future tense.  Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.